Exhibit 99.1
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IDDS [LOGO OMITTED]

     FOR IMMEDIATE RELEASE

                 IDDS APPOINTS WILLIAM PETERS, MD, PHD TO BOARD

          New York, NY, July 18, 2005 - Intrac, Inc..(OTC BB: ITRD) and its wholly-owned subsidiary Innovative Drug Delivery Systems, a developer of novel pain relief treatments, appointed William Peters MD, PhD, to its board of directors. Dr. Peters is the Chief Executive Officer of Adherex Technologies Inc., a North Carolina based biotechnology company recognized for its broad portfolio of innovative oncology therapeutics.

          Dr. Peters brings to the director position more than 25 years of senior scientific advisory and leadership positions at some of the country's highest profile institutions. In addition to the position of Chairman and CEO of Adherex, Dr. Peters has served as President and CEO of the Karmanos Cancer Institute and Associate Dean for Cancer at Wayne State University in Michigan. While he was at Wayne State, Dr. Peters held key leadership positions with The Detroit Medical Center including Senior Vice President for Cancer Services and President of the Institute for Strategic Analysis and Innovation.

          Prior to his tenure at Wayne State, key accomplishments in his distinguished career in academic oncology included initiating the solid tumor high-dose chemotherapy and bone marrow transplant program at Harvard's Dana-Farber Cancer Institute. He also served as Director of Bone Marrow transplantation and Professor of Medicine at Duke University and Associate Director of Duke's Cancer Center.

          Dr. Peters received his Bachelors of Science in Biochemistry and Biophysics as well as a Bachelor of Arts in Philosophy from Pennsylvania State University. He obtained an M Phil in Human Genetics and a PhD in Human Genetics/Viral Oncology from Columbia University where he also obtained his MD from the College of Physicians and Surgeons. Dr. Peters also holds an MBA from The Fuqua School of Business at Duke University.

          "We are delighted to have Dr. Peters on our board of directors," commented IDDS CEO, Dr. Daniel Carr, "His wealth of clinical experience, scientific insight, public company leadership and personal energy will advance our mission to develop new drugs that improve the relief of pain - particularly cancer pain -- and maximize the likelihood of IDDS's future success."

     ABOUT IDDS

          IDDS is a specialty pharmaceutical company with a late stage development pipeline of prescription pain medications that address unmet and underserved medical needs for treatment of moderate-to-severe pain.

          Utilizing proprietary technologies, the Company minimizes development risk and maximizes commercial opportunity through novel administration routes and broader labeling for existing FDA-approved drugs. Its simple, safe, cost-effective solutions to complex analgesic problems leverage the healthcare industry's growing awareness that pain management is a vital component in patient care and recovery.

          For more information, visit www.idds.com.

                                       ***


          This news release contains forward-looking statements. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our ability to obtain working capital, our ability to successfully develop and commercialize drug candidates, and competition from other pharmaceutical companies.



INVESTOR CONTACT:                             MEDIA CONTACT:
     The Investor Relations Group                  The Investor Relations Group
     Christie Mazurek / Ross D'Eredita             Janet Vasquez
     (212) 825-3210                                (212) 825-3210


IDDS
     Daniel Carr, M.D.
     (212) 554-4550